Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his and her knowledge, the Quarterly Report of Cornerstone Healthcare Plus  REIT, Inc. on Form 10-Q for the three -month period ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cornerstone Healthcare Plus REIT, Inc.

/s/ TERRY G. ROUSSEL
Date: May 17, 2010	Terry G. Roussel
Chief Executive Officer (Principal Executive
Officer)

/s/ SHARON C. KAISER
Date: May 17, 2010	Sharon C. Kaiser
Chief Financial Officer (Principal Financial
Officer)